UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
June 22, 2006

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-7832	75-1729843
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices
and zip code)
(817) 252-8000
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01(d) Exhibits
SIGNATURES
Summary of Equity Awards
Form of Non-Qualified Stock Option Agreement - Non-Employee
Form of Non-Qualified Stock Option Agreement - Employee
Form of Restricted Stock Award Agreement (time vesting)
Form of Restricted Stock Award Agreement (performance vesting)

Item 1.01 Entry into a Material Definitive Agreement
     On June 22, 2006, the Board of Directors of Pier 1 Imports, Inc. (the “Company”), upon recommendation of the administrative committee for the Company’s 2006 Stock Incentive Plan, authorized and set, effective June 23, 2006 equity compensation levels for the Company’s Chairman and Chief Executive Officer and the Company’s five (5) named Executive Vice Presidents (collectively, the “Executive Officers”). The Board also approved equity compensation for its non-employee directors.
     Information regarding the equity compensation awards for the Executive Officers and the non-employee directors is set forth in Exhibit 10.1 and is incorporated herein by reference.

Item 9.01(d)	Exhibits

Exhibit 10.1	Summary of Equity Awards for the Executive Officers and the Non-Employee Members of the Board of Directors of Pier 1 Imports, Inc.

Exhibit 10.2	Form of Pier 1 Imports, Inc. Non-Qualified Stock Option Agreement for a Non-Employee Director pursuant to Pier 1 Imports, Inc. 2006 Stock Incentive Plan

Exhibit 10.3	Form of Pier 1 Imports, Inc. Non-Qualified Stock Option Agreement for an Employee Participant pursuant to Pier 1 Imports, Inc. 2006 Stock Incentive Plan

Exhibit 10.4	Form of Pier 1 Imports, Inc. Restricted Stock Award Agreement (time vesting) pursuant to Pier 1 Imports, Inc. 2006 Stock Incentive Plan

Exhibit 10.5	Form of Pier 1 Imports, Inc. Restricted Stock Award Agreement (performance vesting) pursuant to Pier 1 Imports, Inc. 2006 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: June 22, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel